Exhibit 7.1

EXECUTION COPY

COUCHE-TARD U.S. L.P.
COUCHE-TARD FINANCING CORP.,
as Issuers,

The GUARANTORS named herein

and

WELLS FARGO BANK MINNESOTA, N.A., as Trustee

INDENTURE

Dated as of December 17, 2003

7½% Senior Subordinated Notes due 2013, Series A

7½% Senior Subordinated Notes due 2013, Series B

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A
(b)	7.08; 7.10; 13.02
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.02; 4.08; 13.02
(b)	N.A.
(c)(1)	13.04; 13.05
(c)(2)	13.04; 13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 13.02
(c)	7.01
(d)	6.05; 7.01; 7.02
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	8.02
(b)	6.07
(c)	8.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means Not Applicable

NOTE:                              This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

INDENTURE, dated as of December 17, 2003, among COUCHE-TARD U.S. L.P., a Delaware limited partnership (the “Company”), COUCHE-TARD FINANCING CORP., a Delaware corporation (“Finance Corp.”) and together with the Company, the “Issuers”), each of the GUARANTORS (as defined herein) listed on the signature page hereto and WELLS FARGO BANK MINNESOTA N.A., a national banking association, as trustee (the “Trustee”).

The Issuers have duly authorized the creation of an issue of Series A 7½% Senior Subordinated Notes due 2013 (the “Initial Notes”) and Series B 7½% Senior Subordinated Notes due 2013 and which evidence the same continuing indebtedness as the Initial Notes (the “Exchange Notes”) and, to provide therefor, the Issuers and each Guarantor has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid Obligations of the Issuers, and to make this Indenture a valid and binding agreement of the Issuers and the Guarantors, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                             Definitions.

“Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

“Acquisition” means the purchase of all of the issued and outstanding shares of Circle K by the Company pursuant to a stock purchase agreement, dated as of October 3, 2003 between Parent and ConocoPhillips Company, as amended.

“Additional Interest” has the meaning provided to such term in the Registration Rights Agreement.

“Adjusted Net Assets” of any Person at any date means the lesser of the amount by which:

(1)                                  the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

(2)                                  the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

“Affiliate” means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

“Asset Acquisition” means:

(1)                                  an Investment by Parent or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or is merged with or into Parent or any Restricted Subsidiary; or

(2)                                  the acquisition by Parent or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to Parent or any Restricted Subsidiary, in any single transaction or series of related transactions of:

(1)                                  any Capital Stock of or other equity interest in any Restricted Subsidiary; or

(2)                                  any other property or assets of Parent or of any Restricted Subsidiary;

provided that Asset Sales do not include:

(1)                                  a transaction or series of related transactions that involves assets having a fair market value of less than $10 million;

(2)                                  sales of inventory in the ordinary course of business and consistent with past practices;

(3)                                  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Parent or either Issuer as permitted under Section 5.01 or a Subsidiary Guarantor as permitted under Section 10.06;

(4)                                  leases or subleases in the ordinary course of business to third Persons not interfering in any material respect with the business of Parent or any of its Restricted Subsidiaries; and

(5)                                  the sale, conveyance, disposition or other transfer of obsolete, damaged, worn out, surplus or outdated assets in the ordinary course of business.

“Asset Sale Proceeds” means, with respect to any Asset Sale,

(1)                                  cash received by Parent or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

(a)                                  provision for all income or other taxes measured by or resulting from such Asset Sale,

(b)                                 payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

(c)                                  provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale,

(d)                                 repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

(e)                                  deduction of appropriate amounts to be provided by Parent or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Parent or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(2)                                  promissory notes and other noncash consideration received by Parent or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or noncash consideration into cash.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

(1)                                  the fair value of the property subject to such arrangement; and

(2)                                  the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b) of Section 4.13(a), and which have not yet been the basis for an Excess Proceeds Offer in accordance with Section 4.13(b) under this Indenture.

“Bank Indebtedness” means Senior Indebtedness under the Senior Credit Facility.

“Board of Directors” means, as to any Person, the board of directors of such Person or similar governing body or any duly authorized committee thereof, or with respect to a Person that is a trust, the trustee or requisite trustees of such trust.

“Board Resolution” means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Canadian Guarantors” means Parent and each Guarantor that is organized under the laws of Canada or any province or territory thereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

“Capitalized Lease Obligations” means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equity Contribution” means the issuance by Parent of its Common Stock for gross proceeds of $223.6 million, which will be contributed to the equity capital of the Company to consummate the Acquisition.

“Cash Equivalents” means

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Federal Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof;

(2)                                  marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); provided, that in the case of any province of Canada or any subdivision or public instrumentality thereof, in the event any such obligation is not rated by S&P or Moody’s, such obligation will have the highest rating from Dominion Bond Rating Service Limited (“DBRS”);

(3)                                  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or R-1 (high) from DBRS;

(4)                                  certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250 million;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)                                  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Certificated Notes” means one or more certificated Notes in registered form.

A “Change of Control” of Parent will be deemed to have occurred at such time as

(1)                                  any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of Parent’s Capital Stock;

(2)                                  there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

(3)                                  there is consummated any consolidation or merger of Parent in which Parent is not the continuing or surviving Person or pursuant to which the Common Stock of

Parent would be converted into cash, securities or other property, other than a merger or consolidation of Parent in which the holders of the Capital Stock of Parent outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

(4)                                  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Parent; or

(5)                                  the approval by the holders of Capital Stock of Parent or either Issuer of any plan or proposal for the liquidation or dissolution of Parent or either Issuer (whether or not otherwise in compliance with the provisions of this Indenture).

“Circle K” means The Circle K Corporation.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to:

(1)                                  vote in the election of directors of such Person; or

(2)                                  if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other

Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of “Consolidated Net Income”) (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)                                  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person, for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense, plus

(2)                                  the product of

(a)                                  the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock) and dividends paid to such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, times

(b)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to (without duplication),

(1)                                  imputed interest included in Capitalized Lease Obligations;

(2)                                  one-third of the obligations for rental payments made during such period under operating leases entered into as part of a Sale and Leaseback Transaction consummated after the Issue Date;

(3)                                  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4)                                  the net payment obligations associated with Hedging Obligations;

(5)                                  amortization of financing fees and expenses and the write-off of deferred financing costs;

(6)                                  the interest portion of any deferred payment obligation if any;

(7)                                  amortization of discount or premium, if any;

(8)                                  all non-cash interest expense (other than interest amortized to cost of sales);

(9)                                  all capitalized interest for such period; and

(10)                            all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(1)                                  the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

(2)                                  the Net Income (but not to the extent Net Income represents a loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

(3)                                  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)                                  any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

(5)                                  extraordinary gains and losses will be excluded;

(6)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

(7)                                  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

“Consolidated Net Tangible Assets” means, with respect to Parent, the total of all assets appearing on the consolidated balance sheet of Parent and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, but excluding (i) the book amount of all intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in Persons that are not Restricted Subsidiaries, (vi) deferred income liabilities and (vii) other items deductible under GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 213 Court Street, Suite 703, Middletown, Connecticut 06457.

 “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Sale and Lease-Back Transaction” means the contemplated Sale and Lease-Back Transactions of properties of Circle K and/or any one or more of its Subsidiaries as described in the Offering Memorandum resulting in Attributable Indebtedness not to exceed US$330 million.

“Designated Senior Indebtedness” as to the Issuers, Parent or any Guarantor, as the case may be, means

(1)                                  any Bank Indebtedness; and

(2)                                  after all Bank Indebtedness has been paid in cash in full (unless otherwise agreed upon by the requisite lenders under such Bank Indebtedness) any other Senior Indebtedness which at the time of determination exceeds US$25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person and as to which the Trustee has been given written notice of such designation.

“Disqualified Capital Stock” means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness.  Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control or asset sale offer to be made for such Preferred Stock in the event of a change of control or asset sale of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Sections 4.18 and 4.13, respectively, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

“EBITDA” means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

(1)                                  the sum of:

(a)                                  Consolidated Net Income for such period, plus

(b)                                 the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

(c)                                  Consolidated Interest Expense for such period, plus

(d)                                 depreciation for such period on a consolidated basis, plus

(e)                                  amortization for such period on a consolidated basis, plus

(f)                                    any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

(2)                                  all non-cash items increasing Consolidated Net Income for such period,

all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning provided in the preamble to this Indenture, and includes any Additional Notes issued as Exchange Notes.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by Parent acting reasonably and in good faith.

“Finance Corp.” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“GAAP” means generally accepted accounting principles consistently applied as in effect in Canada from time to time.

“Guarantee” means the guarantee by each Guarantor of the Obligations of the Issuers with respect to the Notes.

“Guarantor” means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

“Hedging Obligations” means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered on the Registrar’s book.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included:

(1)                                  any Capitalized Lease Obligations of such Person;

(2)                                  obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

(3)                                  guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(4)                                  all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)                                  Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under Section 4.21; and

(6)                                  Hedging Obligations of any such Person applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to guarantees, the maximum liability of the obligation guaranteed; provided that

(1)                                  the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

(2)                                  Indebtedness will not include

(a)                                  any liability for federal, state, local or other taxes, and

(b)                                 any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national reputation in the United States or Canada which, in the judgment of the Board of Directors of Parent, is independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning provided in the preamble to this Indenture, and includes any Additional Notes issued as Initial Notes hereunder.

“Initial Purchasers” refers to CIBC World Markets Corp., Scotia Capital (USA) Inc. and NBF Securities (USA) Corp.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“interest” means the interest payable on the Notes, including any Additional Interest and Additional Amounts.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investments” means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the stock or other evidence of beneficial ownership of, any Person or the making of any other investment in any Person.  Investments exclude:

(1)                                  extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

(2)                                  the repurchase of securities of any Person by such Person.

(1) For the purposes of Section 4.11, “Investments” (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date; and (2) other than for purposes of determining the amount of Restricted Payments made since the Issue Date to determine compliance with Section 4.11, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by Parent or any Restricted Subsidiary, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by Parent or any Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income.  If Parent or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would no longer constitute a Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means December 17, 2003, the date the Notes are first issued by the Issuers and authenticated by the Trustee under this Indenture.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity Date” means December 15, 2013.

“Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

“Net Proceeds” means:

(1)                                  in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

(2)                                  in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Parent which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments paid to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

(3)                                  in the case of any issuance of any Indebtedness by Parent or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

“Non-Payment Default” means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

“Notes” means the Initial Notes and the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, charges, fees, fees and expenses of counsel, indemnities, reimbursement obligations, damages, claims and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated December 11, 2003 pursuant to which the Notes were originally offered.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President, trustee or director of such Person (or any other person authorized by the Board of Directors or equivalent body of such Person to take such action on behalf of such Person).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, trustee, director or authorized person and the Chief Financial Officer or any Treasurer or authorized person of such Person that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture.

“Parent” means Alimentation Couche-Tard Inc until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“Pari Passu Indebtedness” means:

(1)                                  with respect to either Issuer, any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)                                  with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee of the Notes.

“Paying Agent” means any office or agency where the Notes and the Guarantees may be presented for payment.

“Payment Default” means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness (whether at stated maturity upon acceleration or otherwise).

“Permitted Holders” means (i) Alain Bouchard, (ii) Richard Fortin, (iii) Réal Plourde, (iv) Jacques D’Amours, (v) the spouse, children or other lineal descendants (whether adoptive or biological) of any individual named in clauses (i)-(iv) above, (vi) any revocable or irrevocable intervivos or testamentary trust or the probate estate of any individual named in clauses (i)-(v) above, so long as one or more of the foregoing individuals named in clauses (i)-(v) above is the principal beneficiary of such trust or probate estate and (vii) any corporation or other entity all of the equity interests of which are held, directly or indirectly, by, or for the benefit of, one or more of the foregoing individuals or trusts specified in clause (i)-(vi) above.

“Permitted Indebtedness” means:

(1)                                  Indebtedness of Parent or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount outstanding at any time not to exceed $840 million less (x) any mandatory prepayment or scheduled repayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) (other than mandatory or scheduled repayments made with the proceeds of any permitted Refinancings thereof) and (y) the amount of any such Indebtedness permanently retired with the Asset Sale Proceeds of any Asset Sale (including any Designated Sale and Lease-Back Transaction) applied from and after the Issue Date to reduce the amounts outstanding thereunder pursuant to Section 4.13;

(2)                                  Indebtedness under this Indenture and the Notes and the Guarantees issued on the Issue Date;

(3)                                  Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

(4)                                  Indebtedness of Parent to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Parent or another Restricted Subsidiary; provided, however, that:

(a)                                  (i) if any Issuer is the obligor on such Indebtedness or (ii) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to an Issuer or a Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of an Issuer, or the Guarantee of such Guarantor, in the case of a Guarantor; and

(b)                                 if as of any date any Person other than Parent or a Restricted Subsidiary of Parent owns or holds any such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(5)                                  Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of (x) $35 million or (y) 3% of Parent’s Consolidated Net Tangible Assets at the time of the incurrence thereof;

(6)                                  Indebtedness of Parent or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of incurrence;

(7)                                  the incurrence by Parent or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of Parent or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to:

(a)                                  interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

(b)                                 currency risk, such Hedging Obligation does not increase the Indebtedness of Parent and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)                                  Refinancing Indebtedness;

(9)                                  Attributable Indebtedness in respect of the Designated Sale and Lease-Back Transaction; and

(10)                            additional Indebtedness of Parent and the Restricted Subsidiaries not to exceed $65 million in aggregate principal amount at any one time outstanding.

“Permitted Investments” means Investments made on or after the Issue Date consisting of:

(1)                                  Investments by Parent or any Restricted Subsidiary in Parent or any Restricted Subsidiary;

(2)                                  Investments by Parent or any Restricted Subsidiary, in a Person, if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary of Parent or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary thereof;

(3)                                  Investments in cash and Cash Equivalents;

(4)                                  reasonable and customary loans made to employees in connection with their relocation not to exceed $2 million in the aggregate at any one time outstanding;

(5)                                  an Investment that is made by Parent or any Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Parent or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13;

(6)                                  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)                                  Hedging Obligations entered into in the ordinary course of Parent’s and the Restricted Subsidiaries’ business and not for speculative purposes; and

(8)                                  additional Investments not to exceed $35 million at any one time outstanding.

“Permitted Junior Securities” means equity securities or subordinated debt securities of either Issuer as reorganized or readjusted or securities of either Issuer or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment, that, in the case of any such subordinated debt securities, are junior or the payment of which is otherwise subordinate, at least to the extent provided in this Indenture with respect to the Notes, to the payment and satisfaction in full in cash of all Senior Indebtedness of such Issuer at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

“Permitted Liens” means:

(1)                                  Liens on property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Parent or any Restricted Subsidiary; provided that such Liens:

(a)                                  are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Parent or any Restricted Subsidiary, and

(b)                                 do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into Parent or any Restricted Subsidiary;

(2)                                  Liens securing Senior Indebtedness of Parent or any Restricted Subsidiary that is outstanding on the Issue Date or that is incurred in compliance with Section 4.10;

(3)                                  Liens existing on the Issue Date;

(4)                                  Liens securing the Notes and the Guarantees;

(5)                                  Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, asset, Capital Stock or Indebtedness other than the property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

(6)                                  Liens in favor of Parent or any Restricted Subsidiary;

(7)                                  Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that:

(a)                                  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates,

(b)                                 such Lien does not extend to or cover any Property or asset other than such item of property or asset and any improvements on such property or asset, and

(c)                                  such Lien is created within 90 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

(8)                                  statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

(9)                                  Liens for taxes, assessments or governmental charges that are not at the time delinquent or due or that are being contested in good faith by appropriate proceedings;

(10)                            Liens securing Capitalized Lease Obligations permitted to be incurred under clause (5) of the definition of “Permitted Indebtedness”; provided that such Lien does not extend to any property other than that subject to the underlying lease;

(11)                            easements, rights-of-way, servitudes, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Parent, any Issuer or any Restricted Subsidiary;

(12)                            Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (11); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

(13)                            Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(14)                            judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default;

(15)                            Liens resulting from the right reserved to or vested in any Governmental Authority by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of Parent or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(16)                            undetermined or inchoate Liens (including priority claims) which do not secure Indebtedness and which have not at such time been filed or registered in accordance with applicable law or which relate to obligations not due or delinquent; and

(17)                            other Liens that do not secure Indebtedness in an amount not to exceed $10 million at any time.

 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

 “Public Equity Offering” means a public offering by Parent of shares of its Common Stock (however designated and whether voting or non-voting) the net proceeds of which are contributed to the Company.

“Purchase Money Indebtedness” means Indebtedness of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the June 1 and December 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

 “Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

“Refinancing Indebtedness” means Indebtedness (other than Bank Indebtedness) that refunds, refinances or extends (“Refinances”) any Indebtedness of Parent or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness (other than Bank Indebtedness) permitted to be incurred by Parent or the Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that

(1)                                  the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(2)                                  the Refinancing Indebtedness is scheduled to mature either

(a)                                  no earlier than the Indebtedness being refunded, refinanced or extended, or

(b)                                 after the maturity date of the Notes;

(3)                                  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(4)                                  such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

(a)                                  the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

(b)                                 the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

(c)                                  the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(5)                                  such Refinancing Indebtedness is incurred only by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of December 17, 2003 among the Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Payment” means any of the following:

(1)                                  the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Parent or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

(2)                                  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent or any Restricted Subsidiary (other than Capital Stock owned by Parent or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

(3)                                  the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

(4)                                  the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment; and

(5)                                  any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation).

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” means a Subsidiary of Parent (including, without limitation, the Issuers) other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Parent existing as of the Issue Date.  The Board of Directors of Parent may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action):

(1)                                  Parent could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 of this Indenture; and

(2)                                  no Default or Event of Default has occurred and is continuing or results therefrom.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facility” means the Credit Agreement dated as of December 17, 2003, among Parent, certain of Parent’s Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and National Bank of Canada and Canadian Imperial Bank of Commerce, as agents thereunder, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and mortgages, hypotecs and other security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.10) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means the principal of and premium, if any, and interest on (including, without limitation, any interest accruing subsequent to the filing of a petition (or similar initiating action) in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

(1)                                  all Indebtedness of the Issuers or any Guarantor owed to lenders under the Senior Credit Facility;

(2)                                  all obligations of the Issuers or any Guarantor with respect to Hedging Obligations;

(3)                                  all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(4)                                  all other Indebtedness of the Issuers or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantee of such Guarantor, as the case may be; and

(5)                                  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

(1)                                  Indebtedness of the Issuers or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of such Issuer or such Guarantor or any of such Affiliate’s Subsidiaries;

(2)                                  Indebtedness represented by the Notes and the Guarantees;

(3)                                  any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

(4)                                  any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

(5)                                  Indebtedness incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause (5), if such Indebtedness consists of Bank Indebtedness and the holder(s) of such Indebtedness or their agent or representative (x) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated this Indenture and (y) shall have received a certificate from an officer of Parent to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture;

(6)                                  Indebtedness represented by Disqualified Capital Stock; and

(7)                                  any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of any Issuer or any Guarantor.

“Significant Subsidiary” with respect to any Person means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02 (w) of Regulation S-X under the Exchange Act, as is in effect on the Issue Date.

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association, trust or other business entity, whether now existing or hereafter organized or acquired,

(1)                                  in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

(2)                                  in the case of a partnership, limited liability company, joint venture, association, trust or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

“Subsidiary Guarantors” means the issuers at any time of Guarantees (so long as such Guarantees remain outstanding), other than Parent.

“Tax” means any tax, duty, assessment or governmental charge of whatever nature (or interest on, or penalties or other additions to, any of the foregoing) imposed or levied by or on behalf of, or within, Canada or any province or territory of Canada or any political subdivision or taxing authority of Canada or any province or territory of Canada.

“Transactions” means, collectively, the following transactions to occur on or prior to the Closing Date:  (1) the consummation of the Acquisition, with Circle K becoming a Wholly Owned Subsidiary of the Company, (2) the execution and delivery of the credit agreement relating to the Senior Credit Facility and the initial borrowings thereunder, (3) the repayment of all amounts outstanding under Parent’s existing credit facility, (4) the receipt of the Cash Equity Contribution and (5) the payment of all fees and expenses then due and owing that are required to be paid on or prior to the Closing Date in connection with these transactions and the offering of the Notes.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of an Unrestricted Subsidiary; and

(2)                                  any Subsidiary of Parent (other than either Issuer) which is designated after the Issue Date as an Unrestricted Subsidiary by a Board Resolution of the Board of Directors of Parent;

provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

(a)                                  such designation is in compliance with Section 4.11 of this Indenture;

(b)                                 immediately after giving effect to such designation, Parent could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10(a) of this Indenture;

(c)                                  no Default or Event of Default has occurred and is continuing or results therefrom; and

(d)                                 neither Parent nor any Restricted Subsidiary will at any time

(i)                                     provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

(ii)                                  be directly or indirectly liable for any Indebtedness of such Subsidiary or

(iii)                               be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary),

except in the case of clause (i) or (ii) to the extent

(i)                                     that Parent or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.10 of this Indenture and

(ii)                                  the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.11 of this Indenture.

The Trustee will be provided with an Officers’ Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the Board Resolution adopted by the Board of Directors of Parent making such designation.

Notwithstanding anything herein to the contrary, Parent may not at any time designate either Issuer to be an Unrestricted Subsidiary.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)                                  the then outstanding aggregate principal amount of such Indebtedness into

(2)                                  the sum of the total of the products obtained by multiplying

(a)                                  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Restricted Subsidiary, all of the outstanding voting securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by Parent.

Section 1.02.                             Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section

“Additional Amounts”	4.24
“Additional Notes”	2.02
“Affiliate Transaction”	4.16
“Agent Members”	2.15
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Bankruptcy Law”	6.01
“Business Day”	13.07
“Change of Control Offer”	4.19
“Change of Control Payment Date”	4.19
“Change of Control Purchase Price”	4.19
“Covenant Defeasance”	9.03
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds Offer”	4.13
“Excess Proceeds Offer Trigger Date”	4.13
“Excess Proceeds Payment Date”	4.13
“Excluded Holder”	4.24
“Funding Subsidiary Guarantor”	10.03
“Global Notes”	2.01
“Guarantee Payment Blockage Period”	11.03
“Guarantee Payment Blockage Notice”	11.03
“Guarantor Representative”	11.03
“Initial Blockage Period”	12.03
“Initial Guarantee Blockage Period”	11.03
“Legal Defeasance”	9.02
“Legal Holiday”	13.07
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03
“Payment Blockage Period”	12.03
“Registrar”	2.03
“Regulation S Global Note”	2.01
“Representative”	12.03
“Resale Restriction Termination Date”	2.16
“Rule 144A Global Note”	2.01

Section 1.03.                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on this Indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.                             Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  words used herein implying any gender shall apply to every gender;

(6)                                  references to “$” or “Cdn.$” each refer to Canadian dollars, or such other money of Canada that at the time of payment is legal tender for payment of public and private debts; and

(7)                                  references to “U.S. Dollars,” “United States Dollars” and “US$” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE NOTES

Section 2.01.                             Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage.  The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Issuers and the Trustee.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of one or more permanent global Notes (the “Global Notes”).  Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “Rule 144A Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Note”), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02.                             Execution and Authentication.

The Notes shall be executed on behalf of the Issuers by two Officers of each of the Issuers or an Officer and the secretary of each of the Issuers.  Such signature may be either manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  Such signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent (the “Authenticating Agent”) shall authenticate (i) Initial Notes for original issue (a) on the date of this Indenture in the aggregate principal amount not to exceed US$350 million and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Issuers in the form of an Officers’ Certificate (an “Authentication Order”).  Subject to compliance with Section 4.10, the Trustee may authenticate Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order (“Additional Notes”) and, if Additional Notes are issued as Initial Notes, may authenticate Exchange Notes from time to time for issue only in exchange for a like principal amount of such Initial Notes, in each case upon receipt of an Authentication Order.  Any Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are Additional Notes and whether the Notes are to be issued as Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

Notwithstanding the foregoing, all Notes issued under this Indenture, including any Additional Notes, shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an Authenticating Agent to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers.  An Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same right as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable only in registered form without coupons and only in denominations of US$1,000 and integral multiples thereof.

Section 2.03.                             Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency located in the Borough of Manhattan in The City of New York where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers.  The Issuers may have one or more co-Registrars and one or more additional Paying Agents.  Parent or any of its Subsidiaries may act as Paying Agent or Registrar.  The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuers shall notify the Trustee of the name and address of any such Agent.  If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.  The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.                             Paying Agent to Hold Assets in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee (or if Parent or any of its Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Holders or the Trustee) all assets held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment.  The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.                             Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, or at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.                             Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.18 or 9.06, in which event the Issuers shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note during a period beginning at the opening of 15 days before the selection of Notes to be redeemed.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note.  An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof.  Each of the Issuers and the Trustee may charge for its expenses in replacing a Note.  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional Obligation of the Issuers but, for greater certainty, evidences the same continuing indebtedness as the Note it replaces.

Section 2.08.                             Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  The Issuers shall notify the Trustee, in writing, when they or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.                             Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes and will evidence the same indebtedness as the definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.                             Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation.  If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.                             Defaulted Interest.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes.  The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding

Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.                             Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.                             CUSIP Number.

The Issuers in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15.                             Book-Entry Provisions for Global Notes.

(a)                                  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its

Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(b)                                 Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16.  In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Note and the Issuers fail to appoint a successor Depository or (y) has ceased to be a clearing company registered under the Exchange Act, (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuers, at their option, notify the Trustee that they elect to cause the issuance of Certificated Notes.  In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers in the form of an Officers’ Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c)                                  Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(d)                                 The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.                             Registration of Transfers and Exchanges.

(a)                                  Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Registrar or co-Registrar with a request:

(i)                                     to register the transfer of the Certificated Notes; or

(ii)                                  to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

(I)                                    shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(II)                                in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), such Certificated Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

(A)                              if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or

(B)                                if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

(C)                                if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

(D)                               if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates of the transferee in substantially the form of Exhibit D and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(E)                                 if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(F)                                 if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(b)                                 Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

(A)                              in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer, (II) and Institutional Accredited Investor (and, in the case of this clause (II), the Issuers shall have received a transferee letter of representation substantially in the form of Exhibit D hereto and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transaction is in compliance with the Securities Act) or (III) in an offshore transaction in reliance on Regulation S (and, in the case of this clause III, the Issuers shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto); and

(B)                                written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly.  If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.  Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer.  If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new

Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

(d)                                 Transfer of a Beneficial Interest in a Global Note for a Certificated Note.  (i)  Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note.  Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

(A)                              if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

(B)                                if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or

(C)                                if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

(D)                               if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in substantially the form of Exhibit D and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(E)                                 if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto); and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

(F)                                 if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

(ii)                                  Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing.  The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

(e)                                  Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)                                    Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act or exchanged for an Exchange Note pursuant to an effective registration statement under the Securities Act.

(g)                                 General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.                             Restrictive Legends.

Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY  NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE ISSUERS OR THEIR AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF

REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE SECURITIES IN CANADA OR FOR THE BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS) OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Global Note shall also bear the following legend:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE 3

REDEMPTION

Section 3.01.                             Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to paragraph 7 of the Notes, at least 60 days prior to the Redemption Date or during such shorter period as the Trustee may agree to, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.                             Selection of Notes to Be Redeemed.

In the event of a redemption of less than all of the Notes, the Trustee will select the Notes to be redeemed as follows:

(1)                                  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(2)                                  if the Notes are not then listed, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable.

Notices of redemption may not be conditional.

Section 3.03.                             Notice of Redemption.

Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                  that, if any Note is being redeemed in part, the portion of the principal amount (equal to US$1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

(4)                                  the name, address and telephone number of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(6)                                  that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(7)                                  the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8)                                  if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.                             Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.                             Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.  The Trustee will return any remaining monies to the Issuers after all principal, premium and interest on the Notes has been paid in full.

Section 3.06.                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01.                             Payment of Notes.

The Issuers shall pay the principal of, premium, if any, and interest (including all Additional Interest as provided in the Registration Rights Agreement and including all Additional Amounts, if any) on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02.                             Provision of Financial Statements and Other Information.

Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, Parent will file with the Commission (and provide the Trustee and, if such reports are not then available to the public on the Internet free of charge, each Holder with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission),

(1)                                  within 90 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F or 40-F (or any successor form), as applicable, containing the information required to be contained therein (or required in such successor form),

(2)                                  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies including, without limitation, a Management’s Discussion and Analysis of Financial Condition and Results of Operations (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements); provided that the Parent shall, within 60 days after the end of its fiscal quarter ended February 1, 2004, provide the Trustee and the Holders with its report on Form 6-K relating to such fiscal quarter; and

(3)                                  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission;

provided, however, that Parent shall not be so obligated to file such reports with the Commission prior to the effectiveness of a registration statement relating to the Exchange Offer or the resale of the Notes as provided in the Registration Rights Agreement, in which event Parent will provide such information to the Trustee and the Holders within the time periods set forth above and to prospective purchasers upon request of a Holder.

Parent will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03.                             Waiver of Stay, Extension or Usury Laws.

The Issuers and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers or the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.                             Compliance Certificate; Notice of Default.

(a)                                  Parent shall deliver to the Trustee, within 90 days after the end of Parent’s fiscal year an Officers’ Certificate stating that a review of the activities of Parent and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether Parent and each Restricted Subsidiary has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, no Default or Event of Default shall have occurred and be continuing, (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action Parent and each Restricted Subsidiary is taking or proposes to take with respect thereto.  The Officers’ Certificate shall also notify the Trustee should Parent and each Restricted Subsidiary elect to change the manner in which it fixes its fiscal year end.

(b)                                 Parent will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action Parent is taking or proposes to take with respect thereto.

Section 4.05.                             Payment of Taxes and Other Claims.

Parent shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries’ properties; provided, however, that Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.                             Corporate Existence.

Subject to Article 5, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or limited liability company or other existence of each Issuer, each Guarantor and each other Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Issuer, each Guarantor and each other Significant Subsidiary and the material rights (charter and statutory), licenses and franchises of Parent, each Issuer, each Guarantor and each of its other Significant Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of Parent and its Subsidiaries taken as a whole; and provided that Parent shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any Subsidiaries (other than the Issuers), if the Board of Directors of Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.                             Maintenance of Office or Agency.

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 13.02 as one such office of the Issuers.

Section 4.08.                             Compliance with Laws.

Parent shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition, business, operations, or prospects of Parent and its Restricted Subsidiaries taken as a whole.

Section 4.09.                             Maintenance of properties.

Parent shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of Parent’s business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, to actively conduct its business; provided, however, that nothing in this Section 4.09 shall prevent Parent or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of Parent or of the Board of Directors of any Restricted  Subsidiary of Parent concerned, or of an officer of Parent or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of Parent or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

Section 4.10.                             Limitation on Additional Indebtedness.

(a)                                  Parent will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, the Issuers) to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuers or any Guarantor may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, Parent’s Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

(b)                                 Notwithstanding the foregoing, Parent and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither the Issuers nor the Guarantors may incur any Permitted Indebtedness that ranks junior in right of payment to the Notes or the Guarantee of any Guarantor and that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

(c)                                  For purposes of determining compliance with this Section 4.10:

(1)                                  in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (10) of the definition of “Permitted Indebtedness,” or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify such item of Indebtedness on the date of its incurrence or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant;

(2)                                  Indebtedness of Parent or any Restricted Subsidiary under the Senior Credit Facility outstanding on the Issue Date will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” and Parent will not be permitted to reclassify any portion of such Indebtedness thereafter;

(3)                                  accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness of the same class, in each case in accordance with the terms of the underlying Indebtedness at its time of incurrence by Parent or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Indebtedness for purposes of this covenant; provided that the underlying Indebtedness is incurred in accordance with the terms of this Indenture;

(4)                                  any increase in the Canadian dollar equivalent of outstanding Indebtedness of Parent or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an incurrence of Indebtedness for purposes of this covenant; and

(5)                                  the Canadian dollar equivalent principal amount of any Indebtedness denominated in a currency other than Canadian dollars will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, or first committed, in the case of revolving credit Indebtedness, as applicable; provided that if any Indebtedness is incurred to Refinance Indebtedness denominated in a currency other than Canadian dollars, and such Refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the Indebtedness incurred to Refinance such outstanding Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

Section 4.11.                             Limitation on Restricted Payments.

(a)                                  Parent will not make, and will not permit any Restricted Subsidiary to, directly or indirectly, make, any Restricted Payment, unless:

(1)                                  no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

(2)                                  immediately after giving pro forma effect to such Restricted Payment, Parent could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10(a); and

(3)                                  immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

(a)                                  50% of Parent’s Consolidated Net Income accrued during the period (treated as one accounting period) from October 13, 2003 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(b)                                 100% of the aggregate Net Proceeds received by Parent from the issue or sale after the Issue Date (for avoidance of doubt, excluding the Cash Equity Contribution) of its Capital Stock (other than Disqualified Capital Stock or Capital Stock issued to any Subsidiary of Parent) or any Indebtedness or other securities of Parent convertible into or exercisable or exchangeable for its Capital Stock (other than Disqualified Capital Stock) which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of this clause (b), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Article 3 of this Indenture and the Notes;

(c)                                  without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by Parent after the Issue Date (for avoidance of doubt, excluding the Cash Equity Contribution) from any equity contribution from a holder of its Capital Stock (other than any Restricted Subsidiary of Parent), excluding, in the case of this clause (c), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Article 3 of this Indenture and the Notes; and

(d)                                 without duplication, the sum of:

(i)                                     the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

(ii)                                  the net proceeds received by Parent or any of the Restricted Subsidiaries from the disposition (other than to Parent or any Subsidiary of Parent), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i); and

(iii)                               upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

(b)                                 The provisions of Section 4.11(a) will not prohibit:

(1)                                  the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

(2)                                  the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Parent or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of its Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to any Subsidiary of Parent) of other shares of its Capital Stock (other than Disqualified Capital Stock); and

(3)                                  the redemption or retirement of Indebtedness of Parent subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, its Indebtedness (other than any Indebtedness owed to any Subsidiary of Parent) that is Refinancing Indebtedness.

In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of Section 4.11(a), amounts expended pursuant to clauses (1) and (2) of the immediately preceding paragraph will be included in such calculation.

(c)                                  Not later than the date of making any Restricted Payment, Parent will deliver to the Trustee an Officers’ Certificate stating that:

(1)                                  such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.11 were computed, which calculations may be based upon Parent’s latest available financial statements, and

(2)                                  no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payment.

Section 4.12.                             Limitation on Other Senior Subordinated Indebtedness.

Parent will not, and will not permit the Issuers or any other Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both:

(1)                                  subordinate in right of payment to any Senior Indebtedness of the Issuers or such Guarantor, as the case may be; and

(2)                                  senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

For purposes of this Section 4.12, Indebtedness is deemed to be senior in right of payment to the Notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Issuer or such Guarantor, as the case may be, at least to the same extent as the Notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.  This Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Senior Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.13.                             Limitation on Asset Sales.

(a)                                  Parent will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                  Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)                                  not less than 75% of the consideration received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following will be deemed to be cash for purposes of this clause (2):

(a)                                  any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet) of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Parent or such Restricted Subsidiary from further liability; and

(b)                                 any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are within 30 days of receipt thereof converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(3)                                  except as provided below, the Asset Sale Proceeds received by Parent or such Restricted Subsidiary are applied:

(a)                                  to the extent Parent or any such Restricted Subsidiary, as the case may be, elects or is required, to prepay, repay or purchase any then existing Senior Indebtedness of Parent or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that such payment, repayment or purchase, in the case of prepayment, repayment or purchase of revolving loans, must result in a permanent reduction of the applicable commitments thereunder in an amount equal to the principal amount so repaid; or

(b)                                 to the extent Parent or any such Restricted Subsidiary elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with Section 4.20; provided that such Asset Sale Proceeds are applied within 365 days following receipt thereof.

(b)                                 If on and after the 366th day after any Asset Sale (the “Excess Proceeds Offer Trigger Date”) the Available Asset Sale Proceeds exceed $15 million, then such event shall constitute an event of failure within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada) and the Issuers must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes and any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds, on a pro rata basis, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an “Excess Proceeds Offer”).

Notwithstanding the foregoing, Parent shall, within three business days following the receipt of the proceeds of each Designated Sale and Lease-Back Transaction, apply the proceeds of such Designated Sale and Lease-Back Transaction to repay term Indebtedness under the Senior Credit Facility.

(c)                                  Within 30 days of an Excess Proceeds Offer Trigger Date, the Issuers shall mail to the Trustee and each Holder a notice stating:

(1)                                  that the Excess Proceeds Offer is being made pursuant to this Section 4.13;

(2)                                  that such Holders have the right to require the Issuers to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed (the “Excess Proceeds Payment Date”);

(3)                                  that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                  that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

(5)                                  that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

(6)                                  that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)                                  that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Available Asset Sale Proceeds, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of US$1,000 or integral multiples thereof, shall be purchased);

(8)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of US$1,000 and integral multiples thereof;

(9)                                  the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes;

(10)                            any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

(11)                            the name and address of the Paying Agent.

On the Excess Proceeds Payment Date, the Issuers shall, to the extent lawful,

(1)                                  accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer,

(2)                                  deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof,

(3)                                  deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.13.

The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, the Guarantors shall endorse thereon their Guarantee and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of US$1,000 and integral multiples thereof.  The Issuers will publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

(d)                                 If an Excess Proceeds Offer is not fully subscribed, Parent may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and any such other Pari Passu Indebtedness.

(e)                                  In the event of the transfer of substantially all of the property and assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor Person will be deemed to have sold the properties and assets of Parent and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and must comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

(f)                                    The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.13.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

Section 4.14.                             Limitation on Transfer of Assets.

Neither the Issuers nor any Guarantor will sell, convey, transfer or otherwise dispose of its assets or property to any Restricted Subsidiary that is not an Issuer or a Guarantor, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business, (b) to any Restricted Subsidiary if such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary of the Notes or (c) in an aggregate amount after the Issue Date not to exceed $10 million.

Section 4.15.                             Limitation on Sale and Lease-Back Transactions.

Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided that the Issuers or any Guarantor may enter into a Sale and Lease-Back Transaction if:

(1)                                  such Issuer or such Guarantor, as applicable, could have incurred an amount of Indebtedness equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 4.10 hereof;

(2)                                  the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

(3)                                  the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and Parent applies the proceeds of such transaction in compliance with, Section 4.13.

Section 4.16.                             Limitation on Transactions with Affiliates.

(a)                                  Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

(1)                                  such Affiliate Transaction is between or among Parent and one or more of the Restricted Subsidiaries; or

(2)                                  the terms of such Affiliate Transaction are fair and reasonable to Parent or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could reasonably by expected to be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $15 million which is not permitted under clause (1) above, Parent must obtain a Board Resolution of the Board of Directors of Parent certifying that such Affiliate Transaction complies with clause (2) above.  In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $25 million which is not permitted under clause (1) above, Parent must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

(b)                                 Section 4.16(a) will not apply to:

(1)                                  any Restricted Payment that is not prohibited by the provisions described under Section 4.11 or any Permitted Investment;

(2)                                  reasonable fees and compensation (including equity compensation) paid to, and indemnity provided on behalf of, officers, directors or employees of Parent or any Restricted Subsidiary as determined in good faith by Parent’s Board of Directors or senior management;

(3)                                  any agreement as in effect as of the Issue Date (including, without limitation, the shareholders agreement among Parent, Metro Inc., and Developpements Orano Inc.) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

(4)                                  the issuance and sale of Capital Stock (other than Disqualified Capital Stock) by Parent.

Section 4.17.                             Limitation on Liens.

Parent will not, and will not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of Parent or any Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, without making or causing the Restricted Subsidiary to make, effective provision for securing the Notes or, with respect to Liens on any Guarantor’s property or assets, the Guarantee of such Guarantor; and

(1)                                  if such Lien secures Indebtedness which is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, and

(2)                                  in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured.

Section 4.18.                             Change of Control Offer.

(a)                                  In the event of a Change of Control, which event shall constitute a triggering event and thus an event of failure under the terms of this Indenture within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada), the Issuers will make an offer to repurchase (the “Change of Control Offer”) each Holder’s outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

(b)                                 Within 30 days of the occurrence of a Change of Control, the Issuers will mail to the Trustee and each Holder a notice stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered will be accepted for payment;

(2)                                  the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”));

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(8)                                  any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(9)                                  the name and address of the Paying Agent.

(c)                                  On the Change of Control Payment Date, the Issuers will, to the extent lawful,

(1)                                  accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent U.S. legal tender sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof tendered and accepted for payment by the Issuers in accordance with this Section 4.18(c).

The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Issuers shall execute and issue, the Guarantors shall endorse thereon their Guarantee, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of US$1,000 and integral multiples thereof.  The Issuers will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

(d)                                 Prior to complying with any of the procedures of this Section 4.18, but in any event within 30 days following any Change of Control, the Issuers covenant to:

(1)                                  repay in cash in full all Obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Issuers of the Notes upon a Change of Control in compliance with the terms of this Section 4.18 or offer to repay in cash in full all Obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

(2)                                  obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes as described above.

The Issuers must first comply with the covenant described in the preceding sentence before they will be required to purchase Notes in the event of a Change of Control; provided that the Issuers’ failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (c) under Section 6.01.

(e)                                  In addition, (1) if any Issuer or any Guarantor has outstanding any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees or has any Preferred Stock outstanding and such Issuer or such Guarantor is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, such Issuer or such Guarantor will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Issuers have paid the Change of Control Purchase Price to the Holders that have accepted the Issuers’ Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Issuers and the Guarantors will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantees and will not issue any Preferred Stock, as applicable, with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control.

(f)                                    The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all of the Notes or portions of the Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)                                 The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this

Section 4.18, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.18 by virtue thereof.

Section 4.19.                                                     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions to Parent or any Restricted Subsidiary:

(a)                                  on its Capital Stock or

(b)                                 with respect to any other interest or participation in, or measured by, its profits;

(2)                                  repay any Indebtedness or any other Obligation owed to Parent or any Restricted Subsidiary;

(3)                                  make loans or advances or capital contributions to Parent or any Restricted Subsidiary; or

(4)                                  transfer any of its properties or assets to Parent or any Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

(1)                                  the Senior Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not more disadvantageous to the Holders in any material respect with respect to such encumbrances or restrictions than those existing on the Issue Date;

(2)                                  encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not more disadvantageous to the Holders in any material respect with respect to such encumbrances or restrictions than those existing on the Issue Date;

(3)                                  this Indenture, the Notes and the Guarantees;

(4)                                  applicable law;

(5)                                  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

(6)                                  customary non-assignment provisions in leases, licenses or other agreements entered in the ordinary course of business and consistent with past practices;

(7)                                  Refinancing Indebtedness; provided that such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

(8)                                  customary restrictions in security agreements or mortgages securing Indebtedness of Parent or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

(9)                                  customary restrictions with respect to a Restricted Subsidiary (other than any Issuer) pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (other than any Issuer);

(10)                            customary restrictions imposed on the transfer of copyrighted or patented materials; or

(11)                            customary restrictions under Sale and Lease-Back Transactions that comply with Section 4.15 and that either (i) apply to the assets being transferred only, or (ii) apply only to the Guarantor or Issuer that is the subject of such Sale and Lease-Back Transaction and Parent determines in good faith at the time such encumbrance or restriction is created that such encumbrance or restriction does not materially and adversely affect the Issuers’ ability to pay principal of, and interest on, the Notes.

Section 4.20.                             Limitation on Conduct of Business.

Parent and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or related to the businesses in which Parent and the Restricted Subsidiaries are engaged on the Issue Date.

Section 4.21.                             Limitation on Preferred Stock of Restricted Subsidiaries.

Parent will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock issued to Parent or a Restricted Subsidiary) or permit any Person (other than Parent or a Restricted Subsidiary) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.10(a) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.22.                             Limitation on Capital Stock of Restricted Subsidiaries.

(a)                                  Parent will not:

(1)                                  sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of any Restricted Subsidiary (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

(2)                                  permit any Restricted Subsidiary to issue any Capital Stock, other than to Parent or a Restricted Subsidiary.

(b)                                 Section 4.22(a) will not apply to an Asset Sale made in compliance with Section 4.13 (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by Parent or any Restricted Subsidiary, such Asset Sale must also comply with Section 4.11) or the issuance of Preferred Stock in compliance with Section 4.21.

Section 4.23.                             Limitation on Creation of Subsidiaries.

Parent will not create or acquire, and will not permit any Restricted Subsidiary to create or acquire, any Subsidiary other than:

(1)                                  a Restricted Subsidiary existing as of the Issue Date;

(2)                                  a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that (x) if the Senior Credit Facility is then in effect, each such Restricted Subsidiary that guarantees or is otherwise an obligor under the Senior Credit Facility must execute a Guarantee and, (y) if the Senior Credit Facility is no longer then in effect, each such Restricted Subsidiary that is acquired or created after the date on which the Senior Credit Facility is no longer then in effect must execute a Guarantee, in each case in substantially the form set forth in this Indenture (and with such documentation relating thereto as the Trustee may reasonably require, including, without limitation, a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

(3)                                  an Unrestricted Subsidiary.

Section 4.24.                             Payment of Additional Amounts.

(a)                                  All payments made by the Company with respect to the Notes or any Canadian Guarantor with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company or such Canadian Guarantor, as applicable, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  If the Company or such Canadian Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or its Guarantee, as applicable, it will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes

(including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes (an “Excluded Holder”) (i) with which the Company or such Canadian Guarantor, as applicable, does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or at the time that any such payment is deemed to be paid or credited, (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder, (iii) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which the full amount payable has been so received and notice to that effect has been given to the Holders of Notes by the Trustee, except to the extent that such Holder of Notes would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of the Company or such Canadian Guarantor, as applicable, to provide information, documents or other evidence concerning such Holder’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder of Notes but for this clause (iv) or (v) any combination of the foregoing number clauses of this proviso.  The Company or such Canadian Guarantor, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Company or such Canadian Guarantor will furnish to the Trustee within 30 days after the date of the payment of any Taxes due pursuant to applicable law, a certification that such payment has been made.

(b)                                 The Company and each Canadian Guarantor will indemnify and hold harmless each Holder of Notes (other than an Excluded Holder), and upon written request of any Holder of Notes (other than an Excluded Holder), reimburse each such Holder, for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or such Canadian Guarantor’s Guarantee, as applicable; (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto); and (iii) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) or (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if such Taxes on such reimbursement had not been imposed.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.          Limitation on Consolidation, Merger and Sale of Assets.

Neither Parent nor the Company will (1) consolidate or merge with or into another Person (whether or not Parent or the Company will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of (each, a “transfer”) all or substantially all of the assets of (A) Parent (as an entirety or substantially as an entirety in one transaction or a series of related transactions), in the case of a transfer by Parent, or (B) the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions), in the case of a transfer by the Company, to any Person unless:

(1)           either Parent or the Company, as the case may be, is the continuing Person or the Person (if other than Parent or the Company, as the case may be) formed by such consolidation or into which Parent or the Company, as the case may be, is merged or to which the assets of Parent or the Company, as the case may be, are transferred is (x) in the case of the Company, a corporation, partnership, limited liability company or other similar entity and is organized and existing under the laws of the United States or any state thereof or the District of Columbia, or (y) in the case of Parent, a corporation organized under the laws of Canada or any province or territory thereof or under the laws of the United States, any state thereof or the District of Columbia and, in each case, expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Parent or the Company, as the case may be, under this Indenture, the Notes and the Guarantees, as the case may be, and the obligations thereunder will remain in full force and effect;

(2)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3)           immediately after giving effect to such transaction on a pro forma basis, Parent or such Person merged into or consolidated with Parent or the Company or to which the assets of Parent or the Company is transferred:

(a)           will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Parent or the Company, as applicable, immediately prior to such transaction; and

(b)           will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10(a);

provided that (x) a Restricted Subsidiary may merge into or transfer its properties and assets to the Company, Parent or a Subsidiary Guarantor without complying with this clause (3); and (y) Parent may merge with an Affiliate organized in Canada or any province or territory thereof and the Company may merge with an Affiliate organized in the

United States, any state thereof or the District of Columbia, in each case solely for the purpose and with the sole effect of reincorporating Parent or the Company, as applicable, in another jurisdiction without complying with this clause (3); and

(4)           if in connection with a merger, consolidation or sale involving the Company, the Company, or the continuing Person into which the Company has merged, is a partnership, limited liability company or similar entity, Parent and the Company or such continuing Person, as the case may be, shall, if there is no such co-issuer of the Notes existing, cause there to be a co-issuer of the Notes that is a Restricted Subsidiary of Parent and that is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

In connection with any consolidation, merger or transfer of assets contemplated by this provision, Parent will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of Parent or the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of Parent or the Company, as applicable.

Section 5.02.          Successor Person Substituted.

Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Parent or the Company in accordance with Section 5.01 hereof, the successor entity formed by such consolidation or into which Parent or the Company, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent or the Company, as the case may be, under this Indenture with the same effect as if such successor entity had been named as Parent or the Company as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

An “Event of Default” occurs if

(a)           there is a default in the payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the provisions of Article 11 or 12 hereof);

(b)           there is a default for 30 days in payment of any interest on the Notes (whether or not such payment is prohibited by the provisions of Article 11 or 12 hereof);

(c)           there is a default by Parent or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Sections 4.18 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d)           failure to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) principal amount at final maturity of any Indebtedness of Parent or any Restricted Subsidiary, or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal or which has been accelerated, aggregates $25 million or more at any time;

(e)           any final judgment or judgments which can no longer be appealed for the payment of money in excess of $25 million (net of any insurance or indemnity payments under enforceable insurance policies for which coverage is not denied and that are issued by solvent carriers) is rendered against Parent or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

(f)            Parent, either Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)          makes a general assignment for the benefit of its creditors,

(E)           becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due, or

(F)           takes any corporate action to authorize or effect any of the foregoing;

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against Parent, either Issuer or any Significant Subsidiary in an involuntary case,

(B)           appoints a Custodian of Parent, either Issuer or any Significant Subsidiary or for all or substantially all of the property of Parent, either Issuer or any Significant Subsidiary, or

(C)           orders the liquidation of Parent, either Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(h)           either Issuer shall at any time fail to constitute a Wholly Owned Subsidiary of Parent; and

(i)            any of the Guarantees of Parent or a Significant Subsidiary ceases to be in full force and effect or any of the Guarantees of Parent or a Significant Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of Parent or a Significant Subsidiary is found to be invalid or any of Parent or any Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.          Acceleration.

If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g) with respect to Parent or either Issuer) has occurred and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may (and the Trustee, at the request of such Holders, shall) declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus any premium plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Issuers and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)           all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived,

(2)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

(3)           the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4)           in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In case an Event of Default of the type described in Section 6.01(f) or (g) shall occur with respect to Parent or either Issuer, the principal, premium and interest amount with respect to all of the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults and Events of Default.

Subject to Sections 2.09, 6.02, 6.07 and 8.02, the holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default under this Indenture or the Notes except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02.  The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.          Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.          Limitation on Suits.

Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy thereunder, unless:

(1)           such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

(3)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; and

(4)           the Trustee has failed to institute such a proceeding within 60 days.

Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.          Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

SECOND:  if the Holders are forced to proceed against the Issuers or any Guarantor directly without the Trustee, to Holders for their collection costs;

THIRD:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH:  to the Issuers or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01.          Duties of Trustee.

(a)           If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of a Default or an Event of Default:

(1)           The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have grounds in its sole discretion for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02.          Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04.          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Issuers in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Section 7.05.          Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs.  Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article 5, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the

Holders.  This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.          Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b), (c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1)           to all registered Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)           to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.          Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for the Trustee’s services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder.  The Trustee shall notify the Issuers promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity.  The Issuers, at their option, may defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee.  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.  The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

To secure the Issuers’ payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Issuers under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign at any time by so notifying the Issuers in writing.  The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee.  The Issuers may remove the Trustee at their election if:

(a)                                  the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent;

(c)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.          Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2).  The Trustee shall have a combined capital and surplus of at least US$100 million as set forth in its most recent published annual report of condition.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.          Preferential Collection of Claims Against Issuers.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  The provisions of TIA Section 311 shall apply to the Issuers as obligors of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.          Without Consent of Holders.

The Issuers and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(2)           to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)           to comply with Article 5 or Section 10.06;

(4)           to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(5)           to make any change that would provide any additional benefit or rights to the Holders;

(6)           to add to the covenants of the Issuers or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

(7)           to secure the Notes pursuant to the requirements of Section 4.17 or otherwise;

(8)           to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 or to add a Guarantor pursuant to Section 4.23; or

(9)           to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture.

Section 8.02.          With Consent of Holders.

Subject to Section 6.07, the Issuers and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes.  Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Issuers or any Guarantor with any provision of this Indenture, the Notes, or the Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)           reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, or waiver to this Indenture;

(2)           reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(3)           reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

(4)           make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

(5)           waive a Default on the payment of the principal of, or interest on, or redemption payment with respect to any Note;

(6)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(7)           amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions in this Indenture with respect thereto;

(8)           modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(9)           release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Upon the request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.          Compliance with TIA.

Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04.          Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.          Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determine, in exchange for the Note the Issuers shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.          Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.          Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(a)           all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           (i) either (A) pursuant to Article 3, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Issuers have irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the Notes to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which they are bound; (iv) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; (v) the Issuers have delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and (vi) that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 11 or 12.

Notwithstanding the foregoing paragraph, the Issuers’ obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 9.06 and 9.07 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ and each Guarantor’s obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.          Legal Defeasance.

(a)           The Issuers may, at its option by Board Resolution of the Board of Directors of the Issuers, at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)           Upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under Section 9.04 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 11 or 12 or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (iv) this Article 9.  Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.          Covenant Defeasance.

(a)           The Issuers may, at their option by Board Resolution of the Board of Directors of the Issuers, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)           Upon the Issuers’ exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from their respective obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.23, inclusive, and Article 5 with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder and Holders and any amounts deposited under Section 9.04 shall cease to be subject to any obligations to the rights of, any holder of Senior Indebtedness under Article 11 or 12 or otherwise.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuers and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), but, except as specified in this Section 9.03, the remainder of this Indenture, such Notes and the Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under paragraph (a) of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 9.04.          Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes and the Guarantees:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Issuers shall irrevocably deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. Government Obligation which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefore or on a selected date of redemption in accordance with the terms of this Indenture;

(b)           in the case of an election under Section 9.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating  that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in any applicable U.S. Federal income tax law, in either case to the effect that, and such Opinion of Counsel shall confirm that, the Holders of the Notes or Persons in their positions will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 9.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency, or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under this Indenture or a default under any other material agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

(f)            the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of Parent or its Subsidiaries or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Parent or others;

(g)           the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(h)           the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening event of the type described in Sections 6.01(f) and 6.01(g) between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law and further assuming that no Holder is an insider of either of the Issuers, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

(i)            the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Issuers Act of 1940, as amended.

Section 9.05.          Application of Trust Money.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a written request of the Issuers in the form of an Officers’ Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.          Repayment to the Issuers.

Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers.  After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 9.07.          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEE

Section 10.01.        Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes (to the extent permitted by applicable law) and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02.        Severability.

In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.        Limitation on Guarantor’s Liability; Contribution.

Each Subsidiary Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of each Subsidiary Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law.

To effectuate the foregoing intention, each Holder and each Subsidiary Guarantor hereby irrevocably agree that the Obligations of a Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees of Senior Indebtedness), and after giving effect to any collections from or payments made by or on behalf of any other such Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor pursuant to the second paragraph of Section 10.03, result in the Obligations of such Subsidiary Guarantor not constituting such a fraudulent transfer or conveyance.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Subsidiary Guarantor”) under a Guarantee such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.03, for all payments, damages and expenses incurred by such Funding Subsidiary Guarantor in discharging the Issuers’ Obligations with respect to the Notes or any other Subsidiary Guarantor’s Obligations under a Guarantee.

Section 10.04.        Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.        No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.        Release of Subsidiary Guarantor; Merger, Consolidation of Subsidiary Guarantors.

(a)           A Subsidiary Guarantor shall be released from all of its Obligations under its Guarantee if:

(i)            (a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with Section 4.13 or (b) such Subsidiary Guarantor is designated and Unrestricted Subsidiary; or

(ii)           if the Senior Credit Facility is in effect, the guarantee or incurrence of Indebtedness that triggered the requirement for such Subsidiary Guarantor to Guarantee the Notes, as described under Section 4.23, is released, in the case of such guarantee, or ceases to be outstanding, in the case of such Indebtedness, and such Subsidiary Guarantor does not Guarantee and is not an obligor under any other Indebtedness of Parent or any of the Restricted Subsidiaries;

and such Subsidiary Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)           No Subsidiary Guarantor will (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor will be the continuing Person), or (2) transfer all or substantially all of the assets of such Subsidiary Guarantor (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

(1)           either (x) such consolidation or merger complies with the conditions for release in clause (1) of paragraph (a) of this Section 10.06 or (y) either such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or to which the assets of such Subsidiary Guarantor are transferred (the “Successor Person”) must be corporation organized and existing under, in the case of the U.S. Guarantors, the laws of the United States or any state thereof or the District of Columbia or, in the case of the Canadian Guarantors, the laws of Canada or any province or any territory thereof or the law of the United States or any state thereof or the District of Columbia, and must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Obligations of such Subsidiary Guarantor under this Indenture and the Guarantee, and the Obligations thereunder will remain in full force and effect;

(2)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

(3)           immediately after giving effect to such transactions on a pro forma basis Parent:

(a)           will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Parent immediately prior to such transaction; and

(b)           will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10(a);

provided that a Person that is a Subsidiary Guarantor may merge into another Person that is a Subsidiary Guarantor or transfer all or substantially all of its assets to a Person that is a Subsidiary Guarantor or Parent without complying with this clause (3).

(c)           The Successor Person will be the successor to the applicable Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Subsidiary Guarantor under this Indenture, and thereafter, the applicable Subsidiary Guarantor shall have no further obligations under this Indenture.

(d)           For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of a Guarantor the Capital Stock of which constitutes all or substantially all of the properties and assets of such Guarantor, will be deemed to be the transfer of all or substantially all of the properties and assets of such Guarantor.

Section 10.07.        Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary which is required to become a Guarantor pursuant to Section 4.23 shall, and Parent shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Issuers under the Notes and this Indenture.  Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08.        Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of one Officer (or other Person authorized by the Board of Directors of such Guarantor) of each Guarantor.  Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.  The delivery of any

Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.        Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE 11

SUBORDINATION OF GUARANTEE

Section 11.01.        Guarantee Obligations Subordinated to Senior Indebtedness.

Each Guarantor covenants and agrees, and the Trustee and each Holder, by its acceptance of the Notes, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Guarantee and the payment of all Obligations on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior payment in full in cash of all Senior Indebtedness of such Guarantor whether outstanding on the Issue Date or thereafter incurred.

This Section 11.01 and the following Sections 11.02 through 11.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness of any Guarantor; such provisions are made for the benefit of the holders of Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02.        Payment Over of Proceeds upon Dissolution, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors of any Guarantor or (d) any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

(1)           the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of all amounts due on or in respect of all such Senior Indebtedness before the Holders are entitled to receive, pursuant to the Guarantee of such

Guarantor, any payment or distribution of any kind or character (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) by such Guarantor on account of any obligations of such Guarantor under its Guarantee; and

(2)           any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(3)           in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or any Holder shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of the Obligations of any Guarantor pursuant to its Guarantee (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) before all Senior Indebtedness of such Guarantor is paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash or, as acceptable to the holders of such Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of such Senior Indebtedness.

The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 or Section 10.06, as applicable, hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of this Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Section 10.06.

Section 11.03.        Suspension of Guaranteed Obligations When Senior Indebtedness in Default.

(a)           Unless Section 11.02 shall be applicable, upon the occurrence and during the continuance of a Payment Default beyond any applicable grace period on Designated Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) of any assets or securities of a Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations under its Guarantee or this Indenture) shall be made by or on behalf of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations under its Guarantee, or for or on account of the purchase, redemption or other acquisition of the Notes commencing on the date of receipt by the Trustee of a written notice from the representative of the holders of such Designated Senior Indebtedness (the “Guarantor Representative”) of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist.  At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments.

(b)           Unless Section 11.02 shall be applicable, upon the occurrence of a Non-Payment Default on Designated Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) of any assets of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations under its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its Obligations under its Guarantee, or on account of the purchase, redemption, defeasance or other acquisition of the Notes for a period (the “Guarantee Payment Blockage Period”) commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative (a “Guarantee Payment Blockage Notice”) of such Non-Payment Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events:  (w) the date that is 179 days after the date of receipt of the Guarantee Payment Blockage Notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative initiating such Guarantee Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments.  Notwithstanding any other provisions of this Indenture, no Non-Payment Default which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period unless such Non-Payment Default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).  In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of a Guarantee Payment Blockage Notice or, in the event of a Non-Payment Default which formed the basis for a Payment Blockage Period under Section 12.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 12.03(b) (the “Initial Guarantee Blockage Period”).  Any number of additional Guarantee Payment Blockage Periods may be commenced during an Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the applicable Initial Guarantee Blockage Period.  After the expiration of an Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 11.03(b) and no Payment Blockage Period may be commenced under Section 12.03(b) hereof until (i) at least 360 consecutive days have elapsed since the effectiveness of the immediately preceding Guarantee Payment Blockage Notice; and (ii) all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full in cash.

(c)           In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Designated Senior Indebtedness or, if no amounts are then due in respect of Designated Senior Indebtedness of such Guarantor Representative, promptly returned to the Guarantor, or otherwise as a court of competent jurisdiction shall direct.

(d)           So long as there shall remain outstanding any Bank Indebtedness, a Guarantee Payment Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named herein.

Section 11.04.        Trustee’s Relation to Senior Indebtedness.

The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, such Guarantor or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.  Nothing in this Section 11.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

Section 11.05.        Subrogation.

Upon the payment in full of all amounts payable under or in respect of all Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full.  For purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among each Guarantor, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Senior Indebtedness.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under Senior Indebtedness of a Guarantor, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 11.06.        Guarantee Subordination Provisions Solely to Define Relative Rights.

The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Senior Indebtedness and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations under its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders and creditors of such Guarantor other than the holders of the Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in Section 11.02, to receive, as required by and pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

The failure by any Guarantor to make a payment in respect of its Obligations on its Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07.        Trustee to Effectuate Subordination.

Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings.

Section 11.08.        No Waiver of Subordination Provisions.

(a)           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against a Guarantor and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Obligations under the Guarantees pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09.        Notice to Trustee.

(a)           A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes.  Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Obligations under the Guarantees, unless and until the Trustee shall have received written notice thereof from such Guarantor or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Obligation under a Guarantee), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

(b)           In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10.        Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of a Guarantor referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11.        No Suspension of Remedies.

Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Obligations under the Guarantees pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

ARTICLE 12

SUBORDINATION OF NOTES

Section 12.01.        Notes Subordinated to Senior Indebtedness.

The Issuers covenant and agree, and the Trustee and each Holder, by its acceptance of the Notes, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 12, the payment of all Obligations on the Notes by the Issuers are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the Issue Date or thereafter incurred.

This Section 12.01 and the following Sections 12.02 through 12.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness of the Issuers; and such provisions are made for the benefit of the holders of Senior Indebtedness of the Issuers; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 12.02.        Payment Over of Proceeds upon Dissolution, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Issuer or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors of any Issuer or (d) any other marshalling of assets or liabilities of any Issuer, then and in any such event:

(1)           the holders of Senior Indebtedness of such Issuer shall be entitled to receive payment in full in cash of all amounts due on or in respect of all such Senior Indebtedness before the Holders are entitled to receive any payment or distribution of any kind or character (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) on account of any Obligations on the Notes; and

(2)           any payment or distribution of assets of such Issuer of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 12 (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of such Issuer or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such

Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(3)           in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or any Holder shall have received any payment or distribution of assets of such Issuer of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the principal of, premium, if any, and interest on the Notes (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) before all Senior Indebtedness of such Issuer is indefeasibly paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Issuer for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash or, as acceptable to the holders of such Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of such Senior Indebtedness.

The consolidation of either of the Issuers with, or the merger of either of the Issuers with or into, another Person or the liquidation or dissolution of either of the Issuers following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of either of the Issuers for the purposes of this Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 12.03.        Suspension of Payment When Senior Indebtedness in Default.

(a)           Unless Section 12.02 shall be applicable, upon the occurrence and during the continuance of a Payment Default beyond any applicable grace period on Designated Senior Indebtedness of the Issuers, no payment or distribution (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) of any assets or securities of the Issuers of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuers being subordinated to the payment of the Notes by the Issuers) shall be made by or on behalf of the Issuers, including, without limitation, by way of set-off or otherwise, for or on account of any Obligations under the Notes or this Indenture, or for or on account of the purchase, redemption or other acquisition of the Notes, commencing on the date of receipt by the Trustee of a written notice from the representative of the holders of such Designated Senior Indebtedness (the “Representative”) of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, or otherwise ceases to exist.  At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments.

(b)           Unless Section 12.02 shall be applicable, upon the occurrence of a Non-Payment Default on Designated Senior Indebtedness of the Issuers, no payment or distribution (other than a payment in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) of any assets of the Issuers of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuers being subordinated to the payment of the Notes by the Issuers) shall be made by the Issuers or any Restricted Subsidiary of Parent, including, without limitation, by way of set-off or otherwise, on account of any Obligations under the Notes or this Indenture or on account of the purchase, redemption, defeasance or other acquisition of the Notes for a period (the “Payment Blockage Period”) commencing on the date of receipt by the Trustee of written notice from the Representative (a “Payment Blockage Notice”) of such Non-Payment Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events:  (w) the date that is 179 days after the date of receipt of the Payment Blockage Notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Issuers or the Trustee from the Representative initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments.  Notwithstanding any other provisions of this Indenture, no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such Default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).  In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Payment Blockage Notice or, in the event of a Non-Payment Default which formed the basis for a Guarantee Payment Blockage Period under Section 11.03(b) hereof, 179 days from the date of the receipt by the Trustee of the Guarantee Payment Blockage Notice, if earlier than 179 days from the date of receipt by the Trustee of the Payment Blockage Notice (an “Initial Blockage Period”).  Any number of additional Payment Blockage Periods may be commenced during an Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the applicable Initial Blockage Period.  After the expiration of an Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 12.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 11.03(b) hereof until (i) at least 360 consecutive days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice; and (ii) all scheduled payments of principal, premium, and interest on the Notes that have come due have been paid in full in cash.

(c)           In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Designated Senior Indebtedness or, if no amounts are then due in respect of Designated Senior Indebtedness, promptly returned to the Issuers, or otherwise as a court of competent jurisdiction shall direct.

(d)           So long as there shall remain outstanding any Bank Indebtedness, a Payment Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named herein.

Section 12.04.        Trustee’s Relation to Senior Indebtedness.

The Trustee and any agent of the Issuers or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Issuers or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.  Nothing in this Section 12.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

Section 12.05.        Subrogation.

Upon the payment in full of all amounts payable under or in respect of all Senior Indebtedness of an Issuer, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full.  For purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Issuers, their creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Issuers to or on account of such Senior Indebtedness.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this

Article 12, to the payment of all amounts payable under the Senior Indebtedness of the Issuers, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 12.06.        Provisions Solely to Define Relative Rights.

The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Issuers, their creditors other than holders of their Senior Indebtedness and the Holders, the Obligation of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuers of the Holders and creditors of the Issuers other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Issuers referred to in Section 12.02, to receive, as required by and pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such section or enforce their rights pursuant to Section 12.03(c).

The failure to make a payment in respect of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 12.07.        Trustee to Effectuate Subordination.

Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of either of the Issuers whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of either of the Issuers owing to such Holder in the form required in such proceedings.

Section 12.08.        No Waiver of Subordination Provisions.

(a)           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuers with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Issuers and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 12.09.        Notice to Trustee.

(a)           The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes.  Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Issuers or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

(b)           In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.10.        Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuers referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.11.        No Suspension of Remedies.

Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 12 of the holders, from time to time, of Senior Indebtedness.

ARTICLE 13

MISCELLANEOUS

Section 13.01.        TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02.        Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers or any Guarantor:

Alimentation Couche-Tard Inc.
1600 St-Martin Blvd., East
Tower B, Suite 200
Laval Quebec, H7G 4S7
Canada
Attention:  Richard Fortin

Fax: (450) 662-6648

Copy to:

Davies Ward Phillips & Vineberg LLP
1501 McGill College Avenue, 26th Floor
Montreal, Quebec H3A 3N9
Canada
Attention:  Maryse Bertrand

Fax:  (514) 841-6499

If to the Trustee:

Wells Fargo Bank Minnesota, N.A.
213 Court Street
Suite 703
Middletown, Connecticut 06457
Attention: Joseph P. O’Donnell

Fax:  (860) 704-6219

The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.  Any notice or communication to the Issuers, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), provided, however, that notices to the Trustee shall be deemed given upon receipt.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03.        Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)           an Officers’ Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.05.        Statements Required in Officers’ Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 13.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Holders.  The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.07.        Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday.  A “Legal Holiday” is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08.        Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 13.09.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Parent or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.10.        No Recourse Against Others

A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or any Guarantor shall not have any liability for any Obligations of the Issuers or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

With respect to ACT Financial Trust only, the trustee of ACT Financial Trust is signing this Indenture and each Guarantee by ACT Financial Trust in its capacity as trustee of ACT Financial Trust and not in any other capacity and ACT Financial Trust, solely, shall be responsible for the performance of ACT Financial Trust’s obligations under this Indenture and each Guarantee by ACT Financial Trust and the trust property, solely, shall be subject to levy or execution in satisfaction of such obligations.

Section 13.11.        Successors.

All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.12.        Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.13.        Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.        Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15.        Waiver of Trial by Jury.

The Issuers and the Guarantors hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Indenture.

Section 13.16.        Judgment Currency.

The Issuers and the Guarantors agree, jointly and severally, to indemnify the Holders and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment or award in connection with this Indenture being expressed in a currency (the “Judgment Currency”) other than United States Dollars and as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency could have been converted into United States Dollars as of the date such judgment or award is paid and (ii) the spot rate of exchange at which the indemnified party converts such Judgment Currency.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuers and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase or, or conversion into, the relevant currency.

Section 13.17.        Sovereign Immunity

To the extent that such rights may be lawfully waived, neither any Issuers nor any Guarantor, nor anyone claiming through or under any Issuer or any Guarantor shall set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and each of the Issuers and the Guarantors for itself and all who may claim through or under it, hereby waives, to the extent that if lawfully may do so the benefit of all such laws including sovereign immunity and the act of state doctrine.

Section 13.18.        Submission to Jurisdiction.

Issuers and the Guarantors hereby irrevocably consent to the jurisdiction of any state or federal court situated in The Borough of Manhattan, The City of New York City, New York in connection with any action or proceeding arising out of or relating to this Indenture, the Notes and the Guarantees or under United States federal or state securities laws.  The Issuers and the Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

Section 13.19.        Appointment of Agent.

Parent and the Canadian Guarantors each agree to designate CT Corporation System, New York, New York, a Delaware corporation, as their authorized agent for service of process, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York arising out of or relating to this Indenture, the Notes or the Guarantees or under United States federal or state securities laws.  A copy of any such process shall be sent or given to the Company at the address for notices specified in Section 13.02 hereof.

Section 13.20.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of any Issuer or any Guarantor or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.21.        Joint and Several Liability.

Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

COUCHE-TARD U.S. L.P.

By:	/s/ Richard Fortin
	Name:	Richard Fortin
	Title:	Authorized Person

COUCHE-TARD FINANCING CORP.

By:	/s/ Richard Fortin
	Name:	Richard Fortin
	Title:	Authorized Person

ALIMENTATION COUCHE-TARD INC.
DÉPAN-ESCOMPTE COUCHE-TARD INC.
COUCHE-TARD INC.
MAC’S CONVENIENCE STORES INC.
COUCHE-TARD/MAC’S L.P.
DUNKIN DONUTS MASTER
FRANCHISEE QUEBEC INC.
3053854 NOVA SCOTIA COMPANY
3055854 NOVA SCOTIA COMPANY
MAC’S CONVENIENCE STORES LLC
THE CIRCLE K CORPORATION
CIRCLE K STORES INC.
CIRCLE K ENTERPRISES INC.

By:	/s/ Richard Fortin
	Name:	Richard Fortin
	Title:	Authorized Person

ACT FINANCIAL TRUST

By:	P. Jean Cléroux
P. Jean Cléroux, as Trustee on behalf of ACT Financial Trust

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

By:	/s/ Joseph. P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Assistant Vice President

EXHIBIT A

CUSIP No.:

COUCHE-TARD U.S. L.P.
COUCHE-TARD FINANCING CORP.

SERIES A 7½% SENIOR SUBORDINATED NOTE DUE 2013

No.	US$

COUCHE-TARD U.S. L.P., a Delaware limited partnership (the “Company”) and COUCHE-TARD FINANCING CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), which term includes any successor entity), for value received promises, jointly and severally, to pay to                      or registered assigns, in U.S. Dollars the principal sum of US$[                    ] on December 15, 2013.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2004.

Record Dates:  June 1 and December 1.

Reference is made to the further provisions of this Note contained on the reverse hereof and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

COUCHE-TARD U.S. L.P.

By:
Name:
Title:

By:
Name:
Title:

COUCHE-TARD FINANCING CORP.

By:
Name:
Title:

By:
Name:
Title:

Dated:	[ ]

Certificate of Authentication

This is one of the Series A 7½% Senior Subordinated Notes due 2013 referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

By:
Authorized Signatory

Dated:	[ ]

(REVERSE OF SECURITY)

7½% SENIOR SUBORDINATED NOTE DUE 2013

1.                                       Interest.  COUCHE-TARD U.S. L.P., a Delaware limited partnership (the “Company”) and COUCHE-TARD FINANCING CORP. (“Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.  The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 15, 2004.  For purposes of the Interest Act (Canada) and otherwise, interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                       Method of Payment.  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  Payments of principal, premium, if any, and interest will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money.  The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wells Fargo Bank Minnesota, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Issuers or any of their Subsidiaries or Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Issuers issued this Note under an Indenture, dated as of December 17, 2003 (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as its Series A 7½% Senior Subordinated Notes due 2013 (the “Notes”).  The Notes include the Initial Notes, the Additional Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes and Additional Notes pursuant to the Indenture.  The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the

Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  The Notes are general unsecured Obligations of the Issuers.

5.                                       Subordination.  The Notes are unsecured obligations of the Issuers and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.  Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.                                       Guarantee.  The obligations of the Issuers hereunder are guaranteed on a senior subordinated basis by the Guarantors.  Each Guarantee by a Guarantor is subordinated in right of payment to all Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Issuers.

7.                                       Redemption.

Except as set forth in this Section 7, the Issuers may not redeem the notes.

(a)                                  Optional Redemption.  The Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, on and after December 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each year listed below:

Year	Percentage
2008	103.750%
2009	102.500%
2010	101.250%
2011 and thereafter	100.000%

(b)                                 Optional Redemption Upon Public Equity Offerings.  The Issuers may redeem in the aggregate up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time prior to December 15, 2006 at a Redemption Price equal to 107.500% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

(1)                                  at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption; and

(2)                                  any such redemption occurs within 90 days following the closing of such Public Equity Offering.

(c)                                  Redemption for Changes in Withholding Taxes.  If the Company or any Canadian Guarantor becomes obligated to pay any Additional Amounts because of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof, that is publicly announced or becomes effective on or after the Issue Date, the Issuers may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that (i) in the case of Additional Amounts payable by a Canadian Guarantor only, such Canadian Guarantor is at such time making payments to the Holders pursuant to its Guarantee and (ii) the Company or the applicable Canadian Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Canadian Guarantor, as applicable (not including substitution of the obligor under the Notes).  No such notice of redemption may be given earlier than 90 days prior to the earliest date the Company or such Canadian Guarantor would be obligated to pay such Additional Amounts nor later than 180 days after the Company or such Canadian Guarantor, as applicable, first becomes liable to pay such Additional Amounts as a result of such change or amendment.

Prior to the mailing of any notice or redemption pursuant to this provision, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Issuers, as applicable, so to redeem have occurred.

8.                                       Notice of Redemption.  Notice of redemption under paragraphs of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

9.                                       Offers to Purchase.  The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

10.                                 Registration Rights.  Pursuant to the Registration Rights Agreement by and among the Issuers, the Guarantors and the Initial Purchasers, the Issuers have agreed to use their reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note, if this Note is an Initial Note issued on the Issue Date, subject to certain exceptions for certain types of Holders, shall have the right to exchange this Note for the Issuers’ Series B 7½% Senior Subordinated Notes due 2013 (the “Exchange Notes”), which have been registered under the Securities Act, in like principal amount, representing the same continuing indebtedness as the Initial Notes and having terms identical in all material respects to the Initial Notes.  The Holders of the Initial Notes issued on the Issue Date shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.  Additional Notes may from time to time be entitled to registration rights and Additional Interest as may be determined in connection with the issuance of such Additional Notes.

11.                                 Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of US$1,000 and integral multiples thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

12.                                 Persons Deemed Owners.  The registered holder of a Note shall be treated as the owner of it for all purposes.

13.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers.  After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

14.                                 Legal Defeasance and Covenant Defeasance.  If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

15.                                 Amendments, Supplements, and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

16.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Parent and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets.  Such limitations are subject to a number of important qualifications and exceptions.  The Issuers must annually report to the Trustee on compliance with such limitations.

17.                                 Successor Entity.  When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

18.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture with respect to Parent or either Issuer) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, subject to the provisions of the Indenture.  In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to Parent or either Issuer, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

19.                                 Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Parent, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.                                 No Recourse Against Others.  As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Issuers shall have any liability for any obligation of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

21.                                 Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

22.                                 Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

23.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

25.                                 Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type.  Requests may be made to:  Alimentation Couche-Tard Inc., 1600 St-Martin Blvd., East, Tower B, Suite 200, Laval, Quebec H7G 4S7, Attention:  Richard Fortin.

FORM OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

With respect to ACT Financial Trust only, the trustee of ACT Financial Trust is signing this Guarantee by ACT Financial Trust in its capacity as trustee of ACT Financial Trust and not in any other capacity and ACT Financial Trust, solely, shall be responsible for the performance of ACT Financial Trust’s obligations under this Guarantee by ACT Financial Trust and the trust property, solely, shall be subject to levy or execution in satisfaction of such obligations.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                        , agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.13 ☐

Section 4.18 ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

US$

Date:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

EXHIBIT B

CUSIP No.:

COUCHE-TARD U.S. L.P.
COUCHE-TARD FINANCING CORP.

SERIES B 7½% SENIOR SUBORDINATED NOTE DUE 2013

No.	US$

COUCHE-TARD U.S. L.P., a Delaware limited partnership (the “Company”) and COUCHE-TARD FINANCING CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), which term includes any successor entity), for value received promises, jointly and severally, to pay to                      or registered assigns, in U.S. Dollars the principal sum of US$[                    ] on December 15, 2013.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2004.

Record Dates:    June 1 and December 1.

Reference is made to the further provisions of this Note contained on the reverse hereof and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

COUCHE-TARD U.S. L.P.

By:
Name:
Title:

By:
Name:
Title:

COUCHE-TARD FINANCING CORP.

By:
Name:
Title:

By:
Name:
Title:

Dated:	[ ]

Certificate of Authentication

This is one of the Series B 7½% Senior Subordinated Notes due 2013 referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

By:
Authorized Signatory

Dated:	[ ]

(REVERSE OF SECURITY)

7½% SENIOR SUBORDINATED NOTE DUE 2013

1.                                       Interest.  COUCHE-TARD U.S. L.P., a Delaware limited partnership (the “Company”) and COUCHE-TARD FINANCING CORP. (“Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.  The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 15, 2004.  For purposes of the Interest Act (Canada) and otherwise, interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                       Method of Payment.  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  Payments of principal, premium, if any, and interest will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money.  The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wells Fargo Bank Minnesota, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Issuers or any of their Subsidiaries or Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Issuers issued this Note under an Indenture, dated as of December 17, 2003 (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of Notes of the Issuers designated as its Series B 7½% Senior Subordinated Notes due 2013 (the “Exchange Notes”) issued in exchange for the initial Series A 7½% Senior Subordinated Notes due 2013 (the “Initial Notes” and, together with the Additional Notes and the Exchange Notes, the “Notes”) and evidencing the same continuing indebtedness as the Initial Notes.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  The Notes are general unsecured Obligations of the Issuers.

5.                                       Subordination.  The Notes are unsecured obligations of the Issuers and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.  Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.                                       Guarantee.  The obligations of the Issuers hereunder are guaranteed on a senior subordinated basis by the Guarantors.  Each Guarantee by a Guarantor is subordinated in right of payment to all Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Issuers.

7.                                       Redemption.

Except as set forth in this Section 7, the Issuers may not redeem the notes.

(a)                                  Optional Redemption.  The Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, on and after December 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each year listed below:

Year	Percentage
2008	103.750%
2009	102.500%
2010	101.250%
2011 and thereafter	100.000%

(b)                                 Optional Redemption Upon Public Equity Offerings.  The Issuers may redeem in the aggregate up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time prior to December 15, 2006 at a Redemption Price equal to 107.500% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; provided that

(1)                                  at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

(2)                                  any such redemption occurs within 90 days following the closing of such Equity Offering.

(c)                                  Redemption for Changes in Withholding Taxes.  If the Company or any Canadian Guarantor becomes obligated to pay any Additional Amounts because of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof, that is publicly announced or becomes effective on or after the Issue Date, the Issuers may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that (i) in the case of Additional Amounts payable by a Canadian Guarantor only, such Canadian Guarantor is at such time making payments to the Holders pursuant to its Guarantee and (ii) the Company or the applicable Canadian Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Canadian Guarantor, as applicable (not including substitution of the obligor under the Notes).  No such notice of redemption may be given earlier than 90 days prior to the earliest date the Company or such Canadian Guarantor would be obligated to pay such Additional Amounts nor later than 180 days after the Company or such Canadian Guarantor, as applicable, first becomes liable to pay such Additional Amounts as a result of such change or amendment.

Prior to the mailing of any notice or redemption pursuant to this provision, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Issuers, as applicable, so to redeem have occurred.

8.                                       Notice of Redemption.  Notice of redemption under paragraphs of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

9.                                       Offers to Purchase.  The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

10.                                 Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of US$1,000 and integral multiples thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

11.                                 Persons Deemed Owners.  The registered holder of a Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers.

After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

13.                                 Legal Defeasance and Covenant Defeasance.  If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.                                 Amendments, Supplements, and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

15.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Parent and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets.  Such limitations are subject to a number of important qualifications and exceptions.  The Issuers must annually report to the Trustee on compliance with such limitations.

16.                                 Successor Entity.  When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

17.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture with respect to Parent or either Issuer) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration subject to the provisions of the Indenture.  In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to Parent or either Issuer, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

18.                                 Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Parent, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.                                 No Recourse Against Others.  As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Issuers shall have any liability for any obligation of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

20.                                 Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.                                 Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

22.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.                                 Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type.  Requests may be made to:  Alimentation Couche-Tard Inc., 1600 St-Martin Blvd., East, Tower B, Suite 200, Laval, Quebec H7G 4S7, Attention:  Richard Fortin.

FORM OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

With respect to ACT Financial Trust only, the trustee of ACT Financial Trust is signing this Guarantee by ACT Financial Trust in its capacity as trustee of ACT Financial Trust and not in any other capacity and ACT Financial Trust, solely, shall be responsible for the performance of ACT Financial Trust’s obligations under this Guarantee by ACT Financial Trust and the trust property, solely, shall be subject to levy or execution in satisfaction of such obligations.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                           , agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.13 ☐

Section 4.18 ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

US$

Date:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES

Re:	Couche-Tard U.S. L.P. and Couche-Tard Financing Corp. (the “Issuers”)
7½% Senior Subordinated Notes due 2013 (the “Notes”)

This Certificate relates to US$               principal amount of Notes held in the form of*        a beneficial interest in a Global Note or*                Certificated Notes by              (the “Transferor”).

The Transferor:

•                                          has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

•                                          has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

•                                          Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

•                                          Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

•                                          Such Note is being transferred to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.  An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

•                                          Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification.

•                                          Such Note is being transferred in reliance on Rule 144 under the Securities Act.  An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

C-1

•                                          Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional “accredited investor.”  An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:

*Check applicable box.

C-2

EXHIBIT D

Form of Transferee Letter of Representation

[                     ]

Attention:  Corporate Trust Division

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$                 principal amount of the 7½% Senior Subordinated Notes due 2013 of Couche-Tard U.S. L.P. and Couche-Tard Financing Corp., (the “Issuers”) and any guarantee thereof (the “Notes”).  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the “Securities Act”)) purchasing Notes for our own account or for the account of such an institutional “accredited investor” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business.  We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.                                       We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

3.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the “Resale Restriction Termination Date”) that is two years after the later of the original issuance of the Notes and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Issuers or any subsidiary of the Issuers, (b) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (c) inside the United States to an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or

D-1

has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter, (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act.  We acknowledge that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.  You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:	TRANSFEREE:

By:

D-2

EXHIBIT E

Form of Certificate to be
Delivered in Connection
with Regulation S Transfers

                              ,

[                     ]

Attention:  Corporate Trust Division

Re:	Couche-Tard U.S. L.P. and Couche-Tard Financing Corp.
7½% Senior Subordinated Notes due 2013 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of US$                     aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a person in the United States;

(2)                                  either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)                                  we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Defined terms used herein without definition have the respective meanings provided in Regulation S.

E-1

Very truly yours,

[Name of Transferor]

By:

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “New Guarantor”), a subsidiary of Couche-Tard U.S. L.P. (or its successor), a Delaware limited partnership (the “Company”), Couche-Tard Financing Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wells Fargo Bank Minnesota, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of December 17, 2003, providing for the issuance of its 7½% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, Section 4.23 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                       Definitions.  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)                                 For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                       Agreement to Guarantee.  From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3.                                       Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the

Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.  terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                                       Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.                                       Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

6.                                       Multiple Counterparts.  The parties may sign multiple counterparts of this Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7.                                       Headings.  The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

COUCHE-TARD U.S. L.P.

By:
Name:
Title:

By:
Name:
Title:

COUCHE-TARD FINANCING CORP.

By:
Name:
Title:

By:
Name:
Title:

EXISTING GUARANTORS:

[ ]

By:
Name:
Title:

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

By:
Name:
Title: